--------------------------------------------------------------------------------


     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 24, 2001
                                                   REGISTRATION NO. ____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                              LSB BANCSHARES, INC.
             (Exact Name of Registrant as Specified in its Charter)



               NORTH CAROLINA                                   56-1348147
        (State or other Jurisdiction                         (I.R.S. Employer
      of Incorporation or Organization)                   Identification Number)


                                  ONE LSB PLAZA
                         LEXINGTON, NORTH CAROLINA 27292
                                 (336) 248-6500
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)
                              ---------------------

                                 ROBERT F. LOWE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              LSB BANCSHARES, INC.
                                  ONE LSB PLAZA
                         LEXINGTON, NORTH CAROLINA 27292
                                 (336) 248-6500
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)
                              ---------------------

                                   COPIES TO:
                             DAVID E. JOHNSTON, ESQ.
                           COLLIER SHANNON SCOTT, PLLC
                        227 WEST TRADE STREET, SUITE 2020
                         CHARLOTTE, NORTH CAROLINA 28202
                                 (704) 373-9946

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              ---------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                    PROPOSED MAXIMUM        PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF      AMOUNT TO BE           OFFERING           AGGREGATE OFFERING       AMOUNT OF
   SECURITIES TO BE REGISTERED   REGISTERED(1)     PRICE PER SHARE(2)           PRICE(2)        REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $5
      per share                    3,000,000             $13.525               40,575,000           10,143.75
==================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), the number of securities registered hereby includes an undetermined number of shares resulting from any stock splits, stock dividends, or similar transactions relating to the registered securities.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the common stock of the registrant reported on the Nasdaq National Market System on April 20, 2001, pursuant to Rule 457(c) under the Securities Act.

                              ---------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

PROSPECTUS

                              LSB BANCSHARES, INC.
                           DIRECT STOCK PURCHASE PLAN
                        3,000,000 SHARES OF COMMON STOCK

Our Direct Stock Purchase Plan ("the Plan") provides you with a convenient and economical way of purchasing shares of LSB Bancshares' common stock without a broker at low transaction costs.

         You may also transfer shares easily or sell your shares at low cost.

         You may own and transfer your shares without holding certificates.

         The Plan may purchase LSB Bancshares' common stock directly from LSB Bancshares or on the open market, as periodically determined by LSB Bancshares. The purchase price for shares purchased in the open market will be the weighted average price at which the shares are actually purchased by the Plan Administrator. The purchase price for shares purchased by the Plan Administrator from LSB Bancshares will be the weighted average of the high and low sale prices quoted on the Nasdaq National Market for the five trading days immediately preceding the investment date.

         LSB Bancshares' common stock is quoted on the Nasdaq National Market under the symbol "LXBK."

         A summary of important Plan features is contained on page 2 of this prospectus. A complete description of the Plan begins on page 3 of this prospectus.

          Please read this prospectus carefully before investing and retain it for your future reference.

   The Securities and Exchange Commission has not approved or disapproved the common stock discussed in this prospectus or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

KEY FEATURES OF THE PLAN:

ENROLLMENT: If you currently own LSB Bancshares' common stock registered in your name, you may participate in the Plan by completing and returning a Shareholder Authorization Form. If you own LSB Bancshares' common stock, but your shares are currently held by a bank or broker in their name (i.e., "street name"), first you will need to register the shares in your name and then complete a Shareholder Authorization Form.

If you currently do not own any shares of LSB Bancshares' common stock, you may join the plan by completing an Initial Enrollment Form and making an initial cash investment of at least $250.00 or by authorizing automatic monthly deductions from your bank for a minimum of five consecutive months.

ADDITIONAL INVESTMENTS: Once you have enrolled, you may make additional investments in any amount from $50.00 to $350,000 per year by check or money order in U.S. dollars drawn from a U.S. bank, or through automatic monthly deductions from a qualified bank account.

DIVIDEND REINVESTMENTS: You may reinvest all, some, or none of your cash dividends in additional shares of LSB Bancshares' common stock. You may change your reinvestment election at any time by notifying the Plan Administrator (EquiServe Trust Company, N.A.).

SAFEKEEPING OF SHARES: All shares of LSB Bancshares' common stock purchased through the Plan will be held by the Plan Administrator in book-entry form in your account. If you hold LSB Bancshares' common stock certificates outside of the Plan, you may deposit those certificates for safekeeping with the Plan Administrator, and those shares will be reflected in your Plan account.

To deposit certificates into the Plan, you should send your certificates by registered and insured mail to the Plan Administrator at LSB Bancshares, Inc. Direct Stock Purchase Plan, c/o EquiServe Trust Company, P.O. Box 43011, Providence, R.I. 02940-3011. If you are sending your certificates with return receipt requested or via overnight mail, please send to the Plan Administrator at LSB Bancshares, Inc. Direct Stock Purchase Plan, c/o EquiServe Trust Company, 150 Royall Street, Canton, MA 02021. Please send written instructions to deposit those shares into your LSB Bancshares plan account. The certificates should not be endorsed and the assignment section should not be completed.

SALE OF SHARES: The Plan provides you with the ability to sell all or any portion of LSB Bancshares' common stock held in the Plan in book-entry form. You may also request to receive a certificate for these shares and sell the shares outside the Plan.

FEES: There are certain enrollment, investment, dividend reinvestment, brokerage and sales fees associated with the Plan. For a further description, please consult the table listed under Question 4.

MORE INFORMATION: For more information about the Plan, call the Plan Administrator's toll free number, (866) 367-6351 or see LSB Bancshares' website at www.lsbnc.com. You can also access your account and request various transactions through the Plan Administrator's website at www.equiserve.com.

INFORMATION ABOUT THE COMPANY

         LSB Bancshares, Inc. is a bank holding company headquartered in Lexington, North Carolina and registered under the Bank Holding Company Act of 1956, as amended. Incorporated on July 1, 1983, LSB Bancshares is the parent holding company of Lexington State Bank, a North Carolina-chartered commercial bank. LSB Bancshares' principal business is providing banking and other financial services through Lexington State Bank. The principal assets of LSB Bancshares are all outstanding shares of Lexington State Bank's common stock. At December 31, 2000, LSB Bancshares and its subsidiary had consolidated assets of $795,570,000.00 and 352 employees.

INFORMATION ABOUT THE PLAN

ELIGIBILITY AND ENROLLMENT

1.       How does an LSB Bancshares shareholder enroll in the plan?

If you are already an LSB Bancshares shareholder of record (i.e., if you own shares that are registered in your name, not your broker's), you can enroll in the Plan simply by completing and returning a Shareholder Authorization Form.

2. I already own shares, but they are held by my bank or broker and registered in "street name". How can I participate?

If you currently own shares of LSB Bancshares' common stock that are held on your behalf by a bank or broker (i.e., "street name"), you will need to arrange with your bank or broker to have at least one share registered directly in your name in order to be eligible to participate. Once the shares are registered in your name, you can complete a Shareholder Authorization Form. Alternatively, you may enroll in the Plan in the same manner as someone who is not currently a shareholder.

3.       I'm not currently a shareholder. Can I participate in the Plan?

If you currently do not hold shares of LSB Bancshares' common stock, you can enroll in the Plan by completing an Initial Enrollment Form for new investors and making an initial investment of at least $250.00 by check or money order in U.S. dollars drawn from a U.S. bank. An enrollment fee of $10.00 will be deducted from your initial investment. You can also enroll initially in the Plan by authorizing automatic monthly deductions from your bank for a minimum of five consecutive months. When joining through this method, an enrollment fee of $10.00 will be waived.

4.       Are there fees associated with enrollment?

Participation in the Plan is subject to the following fees. These fees may change at any time after sufficient notification has been made.

Fee Schedule

One-time enrollment fee in direct purchase plan         $  10.00*
Direct purchase investment fees:
       For each check or money order                    $   5.00
       For each automatic debit                         $   2.00
Brokerage trading fees:
       Direct Purchase fee (per share)                  $    .05
       Sales fee (per share)                            $    .12
Fee on each sale of shares                              $  15.00
Fee for bounced check or rejected
       automatic deductions                             $  25.00

* If you are not currently a record holder of LSB Bancshares' common stock, this enrollment fee will apply and will be deducted from your initial investment.

5.       Who can participate in the Plan?

All U.S. citizens are eligible to participate, whether or not they are currently shareholders. Foreign citizens are eligible to participate as long as their participation would not violate any laws in their home countries.

ADDITIONAL INVESTMENTS

6.       What are the minimum and maximum amounts for additional investments?

The minimum amount for additional investments is $50.00 and the maximum amount is $350,000 during any calendar year.

7.       How do I make an additional investment?

You can send a check or money order payable in U.S. dollars to "EquiServe Trust Company, N.A.". Checks must be drawn against a U.S. bank or U.S. bank affiliate. Cash and third-party checks are not allowed. Checks or money orders should be accompanied by the appropriate section of your account statement and mailed to the address listed on your statement or to LSB Bancshares, Inc. Direct Stock Purchase Plan, c/o EquiServe Trust Company, P.O. Box 43011, Providence, RI 02940-3011.

If you wish to have a cash investment returned to you before it is invested, your written request must be received by the Plan Administrator at least five business days prior to the investment date.

8.       Can I have investments automatically deducted from my bank account?

Yes. You can authorize monthly automatic deductions from an account at a financial institution that is a member of the National Automated Clearing House Association.

         o If you are not currently a LSB shareholder, you can initially enroll in the Plan through the use of automatic monthly deductions. This is done by completing the Initial Enrollment Form previously mentioned. On this form, there is a section which asks you to fill out your banking information (with the dollar amount, account number, and U.S. bank routing number) and send in a voided blank check or checking/savings deposit slip. Your initial enrollment in monthly automatic deductions will take the place of your need to send in a check or money order of at least $250.00. When initially enrolling through automatic monthly deductions, you must not cancel the debits from your bank account for at least five consecutive months.

         o If you are a LSB Plan participant and would like to initiate this service, you must send an Automatic Monthly Investment Authorization Form to the Plan Administrator. If the Plan Administrator receives the authorization form on or before the last business day of a month, deductions will begin the following month.

         o To change any aspect of the instruction, you must send a revised Automatic Monthly Investment Authorization Form to the Plan Administrator. The Plan Administrator must receive such notification at least seven (7) business days prior to the debit date in order to have the change effective for that deduction.

         o To terminate the deductions, you must also notify the Plan Administrator in writing at least seven (7) business days prior to the debit date in order to have the change effective for that deduction.

Once effective, funds will be deducted from your designated account on the 20th day of each month, or the next business day if the 20th is not a business day.

9.       Will I be charged fees for additional investments?

Yes. For any investment made by check or money order, an investment fee of $5.00 will be deducted at the time of the investment. An investment fee of $2.00 per investment will be deducted for any investment made by automatic monthly deduction. In addition, the purchase price will include a service fee of $.05 per share, which includes brokerage commissions.

10.      How are payments with "insufficient funds" handled?

If the Plan Administrator does not receive a payment because of insufficient funds or incorrect draft information, the requested purchase will be deemed void, and the Plan Administrator will immediately remove from your account any shares purchased in anticipation of receiving such funds. If the net proceeds from the sale of such shares are insufficient to satisfy the balance of the uncollected amounts, the Plan Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance.

In addition, an "insufficient funds" fee of $25.00 will be charged. The Plan Administrator may place a hold on the Plan account until the "insufficient funds" fee is received from you, or may sell shares from your account to satisfy any uncollected amounts.

11.      When will shares be purchased?

The Plan Administrator will buy shares each week, on Friday (or the next business day) if your funds are received no later than two business days before this investment date. On weeks in which a dividend is paid, the investment date for that week will be the payment date. Although subject to change, LSB Bancshares has historically declared a dividend and had it payable on the 15th (or next business day) of January, April, July, and October.

For automatic monthly investments, shares will be purchased on the last Friday (or the next business day) of the month, if your enrollment material is received by the last business day of the previous month. All funds of all shareholders participating in the Plan will be commingled and invested together.

12.      What is the price of shares purchased under the Plan?

The purchase price for shares purchased by the Plan Administrator in the open market will be the average weighted price per share paid by the Plan Administrator for all purchases made for that investment for Plan participants. The purchase price for shares purchased by the Plan Administrator from LSB Bancshares will be the weighted average of the high and low sale prices quoted on the Nasdaq National Market for the five trading days immediately preceding the investment date. If there is no trading in the common shares for a substantial amount of time prior to the investment date, LSB Bancshares will determine the purchase price per share based on market quotations which we deem appropriate. In making purchases for the Participant's account, the Plan Administrator will commingle the participant's funds with those of other shareholders participating in the Plan.

The Plan Administrator will use your investment to purchase as many full shares as possible and will use any amount remaining to purchase a fraction of a share.

All purchases will occur within 30 days of the receipt of funds, except when the temporary curtailment or suspension of purchases is necessary to comply with applicable provisions of the federal securities laws or when unusual market conditions make prudent investment impracticable. If the Plan Administrator is unable to have shares purchased within 30 days of the receipt of funds, the Plan Administrator will return the funds to the participants.

DIVIDENDS

13.      Must my dividends be reinvested automatically?

No. You can elect partial or no reinvestment of your dividends by completing the Initial Enrollment Form for new investors or the Shareholder Authorization Form for existing shareholders obtained from the Plan Administrator. Unless you make an election, all cash dividends on shares you hold outside of the Plan will be paid to you, and dividends on shares in your Plan account will be reinvested automatically in additional shares of LSB Bancshares' common stock. If you choose partial investment, you must identify the specific number of whole shares in your account on which you would like to have the dividends reinvested. You will receive cash payments for dividends on the remaining shares.

14.      When will my dividends be reinvested and at what price?

The reinvestment of your dividends will generally be completed within five business days of the dividend payment date. The price of shares purchased with the dividends will be the weighted average price of all shares purchased with reinvested dividends.

Although subject to change, LSB Bancshares has historically declared a dividend and had it payable on the 15th (or next business day) of January, April, July, and October.

SOURCE OF STOCK

15. What is the source of LSB Bancshares' common stock purchased through the Plan?

At LSB Bancshares' option, share purchases will be made in the open market or directly from LSB Bancshares. Share purchases on the open market may be made on any stock exchange where LSB Bancshares' common stock is traded or by negotiated transactions on such terms as the Plan Administrator may reasonably determine. Neither LSB Bancshares nor any participant will have any authority or power to direct the date, time or price at which shares may be purchased by the Plan Administrator.

SALE OF SHARES

16.      How do I sell my shares?

You can sell some or all of the Plan shares you hold in your account by contacting the Plan Administrator. Each account statement you receive will have a form for this purpose. You can also sell your shares by calling the Plan Administrator directly at (866) 367-6351 or through the Plan Administrator's website at www.equiserve.com.

The Plan Administrator will sell shares daily. The sale price for your shares will be the average weighted price per share received by the Plan Administrator for all sales made that day for Plan participants. A $15 service charge and a service fee of $0.12 per share, which includes brokerage commissions, will be deducted from your sale proceeds.

Please note that the Plan Administrator is not able to accept instructions to sell on a specific day or at a specific price.

If you prefer, you can withdraw shares from the Plan, at no cost to you, and sell them through a broker of your own choosing. Shares will normally be mailed to you within five business days of receipt of your instructions. If you sell a portion of your shares, the Plan Administrator will continue to reinvest the dividends on the number of shares previously authorized by you. If the number of shares remaining in your account is less than the specified amount, all shares will be reinvested.

HOW SHARES ARE HELD

17.      How does the safekeeping service (book-entry shares) work?

All shares of LSB Bancshares' common stock that are purchased through the Plan will be held by the Plan Administrator and registered in book-entry form in your Plan account on the records of the Plan Administrator. If you hold LSB Bancshares' common stock certificates outside the Plan you may also, at any time, deposit those certificates for safekeeping with the Plan Administrator, and the shares represented by the deposited certificates will be included in book-entry form in your Plan account.

18. How do I deposit my LSB Bancshares' stock certificates with the Plan Administrator?

To deposit certificates into the Plan, you should send your certificates, by registered and insured mail, to LSB Bancshares, Inc. Direct Stock Purchase Plan, c/o EquiServe Trust Company, P.O. Box 43011, Providence, R.I. 02940-3011, with written instructions to deposit those shares in your Plan account. For overnight delivery, please send your certificates to LSB Bancshares, Inc. Direct Stock Purchase Plan, c/o EquiServe Trust Company, 150 Royall Street, Canton, MA 02021. The certificates should not be endorsed and the assignment section should not be completed.

19.      Are there any charges associated with this custodial service?

No. There is no cost to you either for having the Plan Administrator hold the shares purchased for you through the Plan or for having the Plan Administrator deposit the stock certificates you hold into your account.

20.      How can I receive a stock certificate?

Normally, stock certificates for shares purchased under the Plan will not be issued; rather shares will be registered in the name of the Plan Administrator or its nominee and credited to your Plan account. However, you may request a stock certificate by indicating your preference on the stub attached to your account statement and forwarding it to the Plan Administrator or by contacting the Plan Administrator directly. There is no charge for this service. Stock certificates for fractional shares will not be issued under any circumstances.

TRANSFERS OF SHARES

21.      Can I transfer shares that I hold in the Plan to someone else?

Yes. You can transfer ownership of some or all of your Plan shares by sending the Plan Administrator written transfer instructions. Your signature must be Medallion Guaranteed by a financial institution, which is evidenced by a stamp placed on a signed document. Most banks and brokers participate in the Medallion Guarantee program. Please ask your bank, broker or other financial institution about having them "Medallion Guarantee" your signed transfer instructions. The Medallion Guarantee program ensures that the individual signing is in fact the owner of the participant's account.

You can transfer shares to new or existing LSB Bancshares shareholders. However, a new Plan account will not be opened for a transferee as a result of a transfer of less than one full share. If you are opening a new Plan account for a transferee, you must include an Authorization Form with the transfer instructions. If no indication is given, the new Plan account may be coded for full dividend reinvestment.

WITHDRAWAL FROM THE PLAN

22.      How do I close my Plan account?

You can terminate your participation in the Plan by contacting the Plan Administrator. Upon termination, you must elect either to receive a certificate for the number of whole shares held in your Plan account and a check for the value of any fractional shares, or to have all of the shares in your Plan account sold for you as described above and pay applicable fees and commissions.

The Plan Administrator will send you your proceeds, without interest, or your certificates as soon as is practicable. If a notice of withdrawal is received on or after the record date, but before the related dividend payment date, the Plan Administrator may not process your request until after the dividend reinvestment has posted to your account. In addition, pending additional cash investments may also delay termination. Thereafter, cash dividends on shares you physically hold will be paid out to you and not reinvested in LSB Bancshares' common stock.

ADMINISTRATION

23.      Who administers the Plan?

The Plan is administered by EquiServe Trust Company, LSB Bancshares' common stock transfer agent, registrar and dividend disbursing agent. As Plan Administrator, EquiServe Trust Company acts as agent for Plan participants and keeps records, sends statements and performs other duties relating to the Plan.

Purchase and sales of LSB Bancshares' common stock under the Plan are made by an independent broker-dealer acting as purchasing agent for Plan participants. To the extent required by applicable law in certain jurisdictions, shares offered under the Plan are offered through an independent broker-dealer.

24.      How do I contact the Plan Administrator?

To request enrollment packages or for other questions, please call (866)
367-6351.

         or write to:
                  LSB Bancshares, Inc. Direct Stock Purchase Plan c/o EquiServe Trust Company
                  P.O. Box 43011
                  Providence, Rhode Island  02940-3011

         or refer to the Plan Administrator's website:
                  http://www.equiserve.com

When communicating with the Plan Administrator, you should have available your account number and taxpayer identification number.

25.      What kind of reports will be sent to participants in the Plan?

You will receive a quarterly statement of account activity. Supplemental account statements will be provided for any month in which you make a cash investment or deposit or transfer or withdraw shares. You will also receive transaction statements promptly after each sale of shares under the Plan. You should retain these statements in order to establish the cost basis of shares purchased under the Plan for income tax and other purposes. In addition, you will receive all communications sent to other shareholders, such as annual reports and proxy statements.

ADDITIONAL INFORMATION

26.      How would a stock split or stock dividend affect my account?

Any shares resulting from a stock split or stock dividend paid on shares held in custody for you by the Plan Administrator will be credited to your book-entry position. Of course, you can request a certificate at any time for any or all of your shares.

27.      How do I vote my Plan shares at shareholder meetings?

You will be sent a proxy statement in connection with each meeting of LSB Bancshares' shareholders, together with a proxy card. This proxy card, when duly signed and returned, will be voted as you indicate. Fractional shares will be aggregated and voted in accordance with the participant's directions. If the proxy card is not returned or if it is returned unsigned, the shares will not be voted.

28.      Can the Plan be changed?

We may add to, modify or discontinue the Plan at any time. We will send you written notice of any significant changes.

Upon discontinuance of the Plan, we will return to you any uninvested automatic deductions from your bank account, any uninvested optional cash investments or initial investment, issue free of charge a certificate for all full shares credited to your account and pay you in cash for any fractional shares credited to your account.

29. What are the responsibilities of LSB Bancshares, Inc. and the Plan Administrator?

Participants should recognize that neither LSB Bancshares nor the Plan Administrator can promise a profit or protect against a loss on the common stock purchased under the Plan.

Although the Plan provides for the reinvestment of dividends, the declaration and payment of dividends will continue to be determined by the LSB Bancshares Board of Directors at its discretion, depending upon future earnings, the financial condition of LSB Bancshares and other factors. The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.

Neither LSB Bancshares nor the Plan Administrator, EquiServe Trust Company, will be liable for any act, or for any failure to act as long as they have made good faith efforts to carry out the terms of the Plan, as described in this Prospectus and on the forms that accompany each investment or activity.

USE OF PROCEEDS

         LSB Bancshares does not know either the number of shares that ultimately will be purchased through the Plan or the prices at which the shares will be sold. LSB Bancshares intends to add the net proceeds of sales through the Plan to LSB Bancshares' general funds to be available for general corporate purposes, including for contribution to its subsidiary, Lexington State Bank. If shares of common stock are purchased in the market by the Plan Administrator, LSB Bancshares will not receive any cash proceeds from the resulting sales.

LEGAL OPINION

         The validity of the shares of common stock offered hereby has been passed upon for LSB Bancshares by the law firm of Collier Shannon Scott, PLLC, Charlotte, North Carolina.

EXPERTS

         Turlington and Company, LLP, independent auditors, has audited LSB Bancshares' consolidated financial statements included in LSB Bancshares' Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this Prospectus and elsewhere in the registration statement. LSB Bancshares' financial statements are incorporated by reference in reliance on Turlington and Company, LLP's report, given on their authority as experts in accounting and auditing.

TAX CONSEQUENCES

         You should consult with your tax advisor for a complete analysis of the tax consequences of participating in the Plan. Cash dividends reinvested under the Plan will be taxable for U.S. Federal income tax purposes as having been received by you even though you have not actually received them in cash. You will receive an annual statement from the Plan Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service as dividend income.

         You will not realize a gain or loss for U.S. Federal income tax purposes upon a transfer of shares to the Plan or the withdrawal of whole shares from the Plan. You will, however, generally realize a gain or loss when shares are sold. The amount of gain or loss will be the difference between the amount that you receive for the shares sold and your tax basis thereof. In order to determine the tax basis for shares in your account, you should retain all account and transaction statements.

         Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Plan Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with Internal Revenue Service regulations. Where applicable, this withholding tax is determined by treaty between the U.S. and the country in which the participant resides. In addition, dividends paid on shares in Plan accounts are subject to the backup withholding provisions of the Internal Revenue code. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for investment in additional shares of LSB Bancshares' common stock.

FORWARD-LOOKING STATEMENTS

         This Prospectus contains or incorporates statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements can be identified by the use of forward-looking language such as "will likely result", "may", "are expected to", "is anticipated", "estimate", "projected", "intends to", or other similar words. Our actual results, performance or achievements could be significantly different from the results expressed in or implied by these forward-looking statements. These statements are subject to certain risks and uncertainties, including but not limited to certain risks described in this Prospectus or the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

AVAILABLE INFORMATION

         This Prospectus constitutes a part of a Registration Statement on Form S-3 filed by LSB Bancshares, Inc. with the SEC under the Securities Act of 1933. As allowed by SEC rules, this Prospectus does not contain all of the information you can find in the Registration Statement or the exhibits to the Registration Statement.

         LSB Bancshares is also subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, LSB Bancshares files reports, proxy statements and other information with the Securities and Exchange Commission. Copies of such reports, proxy statements and other information can be obtained, at prescribed rates, from the public reference section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected and copied at the public reference facilities referred to above and at the Regional Offices of the Securities and Exchange Commission as follows: the New York Regional office, Suite 1300, 7 World Trade Center, New York, New York, 10048 and the Chicago Regional Office, Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. The Securities and Exchange Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including LSB Bancshares.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission are incorporated by reference in this Prospectus:

         (a) The current Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed by LSB Bancshares.

         (b) The description of the common stock contained in LSB Bancshares' Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating any such description.

         All reports and any definitive proxy or information statements filed by LSB Bancshares with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of the offering of the shares of common stock shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus form the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         LSB Bancshares will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated in this Prospectus by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Chief Financial Officer, LSB Bancshares, Inc., Lexington State Bank, P.O. Box 867, Lexington, North Carolina 27293-0867. Telephone requests may be directed to the Chief Financial Officer at 336-248-6500, Ext. 262.

                                TABLE OF CONTENTS


Key Features of the Plan..............................................      2
Information About the Company.........................................      3
Information About the Plan............................................      3
         Eligibility and Enrollment ..................................      3
         Additional Investments.......................................      4
         Dividends....................................................      6
         Source of Stock..............................................      7
         Sale of Shares...............................................      7
         How Shares are Held..........................................      8
         Transfers of Shares..........................................      9
         Withdrawal from the Plan.....................................      9
         Administration...............................................      9
         Additional Information.......................................     10
Use of Proceeds.......................................................     11
Legal Opinion.........................................................     11
Experts  .............................................................     11
Tax Consequences......................................................     12
Forward-Looking Statements............................................     12
Available Information.................................................     13
Incorporation of Certain Documents by Reference.......................     13

                                 -------------

Neither the delivery of this prospectus nor any sales under it shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus. No dealer, broker, sales representative or any other person has been authorized to give any information or to make any representations, other than those contained in this prospectus, in connection with the offering contained in this prospectus, and information or representations not contained in it, if given or made, must not be relied upon as having been authorized by us. This prospectus does not constitute an offering in any state or jurisdiction in which the offering may not lawfully be made.

                                   PROSPECTUS

                              LSB Bancshares, Inc.

                           Direct Stock Purchase Plan

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                  The following table sets forth the expenses expected to be incurred by LSB Bancshares, Inc. in connection with the issuance and distribution of the securities being registered. With the exception of the registration fee, all amounts shown are estimates.

                  SEC registration fee........................    $    10,143.75
                  Printing and postage expenses...............             5,208
                  Legal fees and expenses.....................            10,000
                  Miscellaneous fees and expenses.............             9,500
                                                                  --------------

                            Total.............................    $    34,851.75
                                                                  ==============

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Sections 55-8-50 through 55-8-58 of the General Statutes of North Carolina provide for indemnification of directors, officers, employees, and agents of a North Carolina corporation. Subject to certain exceptions, a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (i) he conducted himself in good faith; and (ii) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Moreover, unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contact upon receipt of an undertaking by or on behalf of a director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses. A director may also apply for court-ordered indemnification under certain circumstances.

                  Unless a corporation's articles of incorporation provide otherwise, (i) an officer of a corporation is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director, (ii) the corporation may indemnify and advance expenses to an officer, employee, or agent of a corporation to the same extent as to a director, and (iii) a corporation may indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

                  In addition to and separate and apart from the indemnification rights discussed above, the statutes further provide that a corporation may, in its articles of incorporation or bylaws, or by contract or resolution, indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any such provision for indemnification may also include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

                  As permitted by North Carolina statutory provisions, Article 8 of the Bylaws of the registrant provides as follows:

                  SECTION 1. Indemnification Provisions. Any person who at any time serves or has served as a director or officer of the corporation or of any wholly owned subsidiary of the corporation, or in such capacity at the request of the corporation for any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under any employee benefit plan of the corporation or of any wholly owned subsidiary thereof (a "Claimant"), shall have the right to be indemnified and held harmless by the corporation to the fullest extent from time to time permitted by law against all liabilities and litigation expenses (as hereinafter defined) in the event a claim shall be made or threatened against that person in, or that person is made or threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the corporation, including all appeals therefrom (a "proceeding"), arising out of that person's status as such or that person's activities in any such capacity; provided, that such indemnification shall not be effective with respect to (a) that portion of any liabilities or litigation expenses with respect to which the Claimant is entitled to receive payment under any insurance policy or (b) any liabilities or litigation expenses incurred on account of any of the Claimant's activities which were at the time taken known or believed by the Claimant to be clearly in conflict with the best interests of the corporation.

                  SECTION 2. Definitions. As used in this Article, (a) "liabilities" shall include, without limitation, (1) payments in satisfaction of any judgment, money decree, excise tax, fine or penalty for which Claimant had become liable in any proceeding and (2) payments in settlement of any such proceeding subject, however, to Section 3 of this Article 8; (b) "litigation expenses" shall include, without limitation, (1) reasonable costs and expenses and attorneys' fees and expenses actually incurred by the Claimant in connection with any proceeding and (2) reasonable costs and expenses and attorneys' fees and expenses in connection with the enforcement of rights to the indemnification granted hereby or by applicable law, if such enforcement is successful in whole or in part; and (c) "disinterested directors" shall mean directors who are not party to the proceeding in question.

                  SECTION 3. Settlements. The corporation shall not be liable to indemnify the Claimant for any amounts paid in settlement of any proceeding effected without the corporation's written consent. The corporation will not unreasonably withhold its consent to any proposed settlement.

                  SECTION 4. Litigation Expense Advances. (a) Except as provided in subsection (b) below, any litigation expenses shall be advanced to any Claimant within 30 days of receipt by the secretary of the corporation of a demand therefor, together with an undertaking by or on behalf of the Claimant to repay to the corporation such amount unless it is ultimately determined that Claimant is entitled to be indemnified by the corporation against such expenses. The secretary shall promptly forward notice of the demand and undertaking immediately to all directors of the corporation.

                  (b) Within 10 days after mailing of notice to the directors pursuant to subsection (a) above, any disinterested director may, if desired, call a meeting of all disinterested directors to review the reasonableness of the expenses so requested. No advance shall be made if a majority of the disinterested directors affirmatively determines that the item of expense is unreasonable in amount; but if the disinterested directors determine that a portion of the expense item is reasonable, the corporation shall advance such portion.

                  SECTION 5. Approval of Indemnification Payments. Except as provided in Section 4 of this Article, the board of directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by Section 1 of this Article, including, without limitation, making a good faith evaluation of the manner in which the Claimant acted and of the reasonable amount of indemnity due the Claimant. In taking any such action, any Claimant who is a director of the corporation shall not be entitled to vote on any matter concerning such Claimant's right to indemnification.

                  SECTION 6. Suits by Claimant. No Claimant shall be entitled to bring suit against the corporation to enforce his rights under this Article until sixty days after a written claim has been received by the corporation, together with any undertaking to repay as required by
         Section 4 of this Article. It shall be a defense to any such action that the Claimant's liabilities or litigation expenses were incurred on account of activities described in clause (b) of Section 1, but the burden of proving this defense shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of the action to the effect that indemnification of the Claimant is proper in the circumstances, nor an actual determination by the corporation that the Claimant had not met the standard of conduct described in clause (b) of Section 1, shall be a defense to the action or create a presumption that the Claimant has not met the applicable standard of conduct.

                  SECTION 7. Consideration; Personal Representatives and Other Remedies. Any person who during such time as this Article or corresponding provisions of predecessor bylaws is or has been in effect serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing so or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein or therein. The right of indemnification provided herein or therein shall inure to the benefit of the legal representatives of any person who qualifies or would qualify as a Claimant hereunder, and the right shall not be exclusive of any other rights to which the person or legal representative may be entitled apart from this Article.

                  SECTION 8. Scope of Indemnification Rights. The rights granted herein shall not be limited by the provisions of Section 55-8-51 of the General Statutes of North Carolina or any successor statute.

                  As permitted by applicable statutes, the registrant has purchased a standard director and officer liability insurance policy that will, subject to certain limitations, indemnify the registrant and its officers and directors for damages they become legally obligated to pay as a result of any negligent act, error, or omission committed by directors or officers while acting in their capacities as such.

                  The indemnification provisions in the Bylaws may be sufficiently broad to permit indemnification of the registrant's officers and directors for liabilities arising under the 1933 Act.

ITEM 16. EXHIBITS.

                  The following documents are filed as exhibits to this registration statement on Form S-3:

Exhibit No.  Description

    4 LSB Bancshares, Inc. Direct Stock Purchase Plan (included as part of the Prospectus filed with this S-3)

    5        Opinion of Collier Shannon Scott, PLLC

    23.1     Consent of Collier Shannon Scott, PLLC (included in Exhibit 5)

    23.2     Consent of Turlington and Company, LLP

    24       Power of Attorney (included in the signature page hereof)

    99       Shareholder Authorization Form

ITEM 17. UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of North Carolina, on this 20th day of April, 2001.


                                             LSB BANCSHARES, INC.

                                             By:  /s/ Robert F. Lowe
                                                  -----------------------------
                                                  Robert F. Lowe
                                                  Chairman, President and Chief
                                                  Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert F. Lowe and Monty J. Oliver, and each of them (with full power each to act alone), as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                             TITLE                             DATE
---------                                             -----                             ----

/s/ MICHAEL S. ALBERT                                 Director                          April 20, 2001
-------------------------------------------------
Michael S. Albert

/s/ PEGGY B. BARNHARDT                                Director                          April 20, 2001
-------------------------------------------------
Peggy B. Barnhardt

/s/ LEONARD H. BECK                                   Director                          April 20, 2001
-------------------------------------------------
Leonard H. Beck

/s/ MARVIN D. GENTRY                                  Director                          April 20, 2001
-------------------------------------------------
Marvin D. Gentry

/s/ SAMUEL R. HARRIS                                  Director                          April 20, 2001
-------------------------------------------------
Samuel R. Harris

/s/ WALTER A. HILL, SR.                               Director                          April 20, 2001
-------------------------------------------------
Walter A. Hill, Sr.

/s/ SUE H. HUNTER                                     Director                          April 20, 2001
-------------------------------------------------
Sue H. Hunter

/s/ ROBERT F. LOWE                                    Chairman of the Board,            April 20, 2001
-------------------------------------------------     President and Chief
Robert F. Lowe                                        Executive Officer

/s/ MONTY J. OLIVER                                   Secretary, Treasurer and          April 20, 2001
 ------------------------------------------------     Chief Financial Officer
Monty J. Oliver

/s/ H. FRANKLIN SHERRON, JR.                          Vice President                    April 20, 2001
 ------------------------------------------------
H. Franklin Sherron, Jr.

/s/ DAVID A. SMITH                                    Director                          April 20, 2001
-------------------------------------------------
David A. Smith

/s/ ROBERT B. SMITH, JR.                              Director                          April 20, 2001
-------------------------------------------------
Robert S. Smith, Jr.

/s/ BURR W. SULLIVAN                                  Director                          April 20, 2001
-------------------------------------------------
Burr W. Sullivan

/s/ ROBERTS E. TIMBERLAKE                             Director                          April 20, 2001
-------------------------------------------------
Roberts E. Timberlake

/s/ LLOYD G. WALTER, JR.                              Director                          April 20, 2001
-------------------------------------------------
Lloyd G. Walter, Jr.

/s/ JULIUS S. YOUNG, JR.                              Director                          April 20, 2001
-------------------------------------------------
Julius S. Young, Jr.